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                                 MediaBay, Inc.

     MEDIABAY ANNOUNCES NEW SENIOR DEBT FACILITY, $8.6 MILLION IN PROCEEDS
                        AND BALANCE SHEET RESTRUCTURING

     NEW SENIOR DEBT FACILITY TO PAYDOWN $4.2 MILLION OF SHORT-TERM DEBT AND
               PROVIDE $4.4 MILLION OF ADDITIONAL WORKING CAPITAL
              EXTENDS MATURITIES OF $7.4 MILLION OF SHORT-TERM DEBT

    REACHES AGREEMENT TO EXCHANGE $4.4 MILLION OF SHORT-TERM DEBT AND ACCRUED
                              EXPENSES FOR EQUITY

CEDAR KNOLLS, NJ - APRIL 29, 2004 -- MEDIABAY, INC. (NASDAQ: MBAY), a leading audio media marketing company, today announced the conclusion of a material refinancing and restructuring of its balance sheet.

The Company received $8.6 million of funds upon closing a new senior debt facility of $9.5 million and concurrently extended approximately $7.4 million of current debt into long-term obligations. MediaBay will use a portion of the proceeds from the new senior debt facility to pay off approximately $4.2 million in current debt, and will then have approximately $4.4 million in additional working capital. In addition, the conversion of another approximately $4.4 million in debt and accrued expenses to equity has been agreed to with the holders pending receipt by the Company's Board of Directors of a fairness opinion from an independent investment banking firm.

"The conclusion of our balance sheet restructuring and the pending conversion of debt to equity are two significant benchmarks in our turnaround efforts," stated MediaBay CEO Jeffrey Dittus. "We believe that when these transactions are completed, the resulting improvements to the Company's balance sheet will adequately address the concerns which gave rise to our auditors' going concern opinion."

Commenting on the Company's accomplishments during 2004, Mr. Dittus said, "The completion of these transactions will add to the growing list of achievements to date in 2004: We will have raised more than $12.6 million in gross proceeds from new debt and equity. We will have extended the terms on approximately $7.4 million of subordinated debt and increased our equity by approximately $8.0 million. Moreover, we have significantly reduced our payables and accrued expenses and provided the Company with significant additional working capital.

"Going forward we now have greater financial flexibility to invest in new Internet-based information technology systems and enhance our download capability, expand our marketing programs and build out our direct response 'Radio Classics' radio network."

MEDIABAY, INC. (NASDAQ: MBAY) IS A MULTI-CHANNEL, MEDIA MARKETING COMPANY SPECIALIZING IN THE $800 MILLION AUDIOBOOK INDUSTRY AND OLD-TIME RADIO DISTRIBUTION. MEDIABAY'S INDUSTRY-LEADING CONTENT LIBRARY INCLUDES OVER 60,000 CLASSIC RADIO PROGRAMS, 3,500 FILM AND TELEVISION PROGRAMS AND THOUSANDS OF AUDIOBOOKS. MEDIABAY DISTRIBUTES CONTENT THROUGH MORE THAN 20 MILLION DIRECT MAIL CATALOGS; STREAMING AND DOWNLOADABLE AUDIO OVER THE INTERNET; OVER 7,000 RETAIL OUTLETS; AND A 260 STATION SYNDICATED RADIO SHOW. FOR MORE INFORMATION ON MEDIABAY, PLEASE VISIT WWW.MEDIABAY.COM OR ITS SUBSIDIARY SITES:
AUDIOBOOKCLUB.COM, RADIOSPIRITS.COM, AND RADIOCLASSICS.COM.

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Certain statements in this press release constitute "forward-looking" statements that involve a number of known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any results, performances or achievements express or implied by such forward-looking statements. These risks and uncertainties, include, but are not limited to, the Company's history of losses; the Company's receipt of the fairness opinion referred to above, the Company's ability to, anticipate and respond to changing customer preferences, license and produce desirable content, protect its databases and other intellectual property from unauthorized access, pay its trade creditor and collect receivables; dependence on third-party providers, suppliers and distribution channels; competition; the costs and success of its marketing strategies; product returns; member attrition and other risks detailed in the Company's Securities and Exchange Commission filings. Undue reference should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements.

CONTACTS:

Jeffrey Dittus, Chief Executive Officer        Rachel Levine, Investor Relations
MediaBay, Inc.                                 The Anne McBride Co.
T: 973-539-9528                                T: 212-983-1702 x207
E: jdittus@mediabay.com                        E: rlevine@annemcbride.com